Exhibit 99.1

    Western Alliance Reports 49 Percent Increase in Net Income to
    $11.6 Million and a 29 Percent Increase in Earnings Per Share
                 to $0.40 for the Third Quarter 2006


    LAS VEGAS--(BUSINESS WIRE)--Oct. 17, 2006--Western Alliance
Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2006.

    Third Quarter 2006 Highlights:

    -- Net income of $11.6 million, up 6.3% from $10.9 million in the second quarter 2006 and 49.3% from $7.7 million from the third quarter 2005

    -- Diluted earnings per share of $0.40, up 5.3% from $0.38 in the second quarter 2006 and 29% from $0.31 in the third quarter 2005

    -- Net revenue (sum of net interest income and non-interest income) of $43.9 million, down 0.3% from $44.0 million in the second quarter 2006 and up 43.7% from the third quarter 2005

    -- Loans of $2.92 billion at September 30, 2006, up 5.3% or $147 million from June 30, 2006, and 80.5% or $1.30 billion from one year ago

    -- Deposits of $3.25 billion at September 30, 2006, up 1.6% or $52 million from June 30, 2006, and 38.5% or $903 million from one year ago

    Financial Performance

    Western Alliance Bancorporation reported net income of $11.6 million for the third quarter 2006, up 6.3 percent from $10.9 million for the second quarter 2006 and 49.3 percent from $7.7 million for the third quarter 2005. Diluted earnings per share were $0.40, net of $0.02 per share charge for organizational costs for Alta Alliance Bank, non-recurring expenses related to the name change of our lead subsidiary to Bank of Nevada, which was completed in July, and what are expected to be the final charges related to the employee defalcation, primarily recovery and legal fees.

    The net interest margin was 4.42 percent in the third quarter 2006, compared to 4.72 percent in the second quarter 2006, which included certain non-recurring benefits, and 4.53 percent in the first quarter 2006. The margin was 4.44 percent in the third quarter 2005. The decline from the second quarter this year was primarily attributable to the increase in cost of funds from competitive deposit pressures, reduction in non-interest bearing title company deposits, increased reliance on wholesale borrowing to fund robust credit demand, and loss of interest income on funds used for the cash acquisition of Bank of Nevada.

    Loans grew $147 million or 5.3% unannualized to $2.92 billion at September 30, 2006 from June 30, 2006 and $1.30 billion, including organic growth of $660 million or 40.8 percent, from September 30, 2005.

    Deposits grew $52 million, net of a reduction in non-interest bearing title company deposits of $93 million, from June 30, 2006. From September 30, 2005, deposits grew $903 million, including organic growth of $297 million and net of a reduction in non-interest title company deposits of $189 million. Excluding non-interest deposits from title companies, organic deposit growth was $145 million or 4.5 percent unannualized from June 30, 2006 and $486 million or 20.7 percent from September 30, 2005. At September 30, 2006, non-interest bearing title company deposits totaled $274 million.

    Robert Sarver, Chairman and Chief Executive Officer of Western Alliance, said, "The third quarter was challenging for Western Alliance. Although we had record earnings performance, our interest margin declined more than expected and we again failed to achieve our quarterly deposit growth goal. The persistence of the inverted yield curve and reduced title deposits from the softening real estate market put considerable pressure on our margin and constrained our balance sheet growth.

    Sarver continued, "Despite these difficulties, I am pleased to report that during the third quarter we expanded our infrastructure to facilitate resumption of our strong growth track by opening three new offices and hiring seven new relationship managers. This month we will complete our 36,000-square-foot service center which gives us the capacity to service new business lines. In addition, yesterday we opened Alta Alliance Bank, our first de novo institution in three years with a full service office in Oakland and a loan production office in Walnut Creek. Alta Alliance opened with 17 employees, including 10 business development officers. With these developments, we remain committed to achieving our $100 million goal of net loan and deposit growth per quarter."

    Income Statement

    Net interest income increased 43.7 percent to $39.3 million in the third quarter 2006 from $27.3 million in the third quarter 2005. The interest margin in the third quarter 2006 was 4.42 percent, compared to 4.72 percent in the second quarter 2006. The margin was 4.44 percent in the third quarter 2005.

    The provision for loan losses was $1.0 million for the third quarter 2006 compared to $2.5 million for the second quarter 2006 and $1.3 million for the third quarter 2005. Non-accrual loans were $0.6 million or 0.02 percent of total loans at September 30, 2006, compared to 0.01 percent of total loans at September 30, 2005. Net charge offs were $0.4 million for the third quarter 2006, compared to $0.1 million for the same period in 2005.

    Non-interest income was $4.6 million for the third quarter 2006, up 43.2 percent from $3.2 million for the same period in 2005. For the second quarter 2006, non-interest income was $4.5 million.

    Net revenue was $43.9 million for the third quarter 2006, up 43.7 percent from $30.6 million for the third quarter 2005. For the second quarter 2006, net revenue was $44.0 million.

    Non-interest expense was $25.1 million for the third quarter 2006, up 45.1 percent from $17.3 million for the same period in 2005. For the second quarter 2006, non-interest expense was $24.6 million. Third quarter 2006 non-interest expense includes $0.4 million of organizational costs related to our expansion into Northern California, $0.5 million of losses and recovery costs related to the 2nd quarter 2006 defalcation and $0.2 million of nonrecurring charges related to the name change of our lead subsidiary to Bank of Nevada. We had 763 full-time equivalent employees on September 30, 2006 compared to 717 on June 30, 2006 and 522 on September 30, 2005. We had 29 full-service banking offices on September 30, 2006 compared to 26 at June 30, 2006 and 13 on September 30, 2005.

    Net income increased 49.3 percent to $11.6 million for the third quarter 2006 compared to $7.7 million for the same period last year. Diluted earnings per share were $0.40 compared with $0.31 for the third quarter 2005, an increase of 29.0 percent. Average diluted shares increased 16.2 percent to 29.2 million for the third quarter 2006 compared to 25.1 million for the third quarter 2005.

    For the first nine months of 2006 compared to 2005, net income increased 57.4 percent from $19.6 million to $30.9 million and fully-diluted earnings per share increased 23.3 percent from $0.90 to $1.11.

    Balance Sheet

    Loans totaled $2.92 billion at September 30, 2006, an increase of
5.3 percent unannualized from June 30, 2006 and 80.5 percent from $1.62 billion at September 30, 2005. At September 30, 2006 the allowance for loan losses was 1.13 percent of gross loans, compared to
1.16 percent at June 30, 2006 and 1.19 percent at September 30, 2005.

    Deposits totaled $3.25 billion at September 30, 2006, an increase of $52 million from June 30, 2006 and $903 million from $2.35 billion at September 30, 2005. Excluding the reduction in non-interest bearing title company deposits, deposits increased $145 million from June 30, 2006. Non-interest bearing deposits, which include title company deposits for which the company incurs non-interest expense for the benefit of the depositor, comprised 32.6 percent of total deposits at September 30, 2006. At September 30, 2006, 25.9 percent of non-interest bearing deposits were from title companies, compared to
30.8 percent at June 30, 2006 and 44.2 percent at September 30, 2005. Customer repurchase agreements increased $11 million from June 30, 2006 to $149 million at September 30, 2006, and nearly tripled from $56 million at September 30, 2005. At September 30, 2006 the company's loan to deposit ratio was 89.8 percent compared with 68.9 percent one year earlier.

    Wholesale borrowings totaled $110 million at September 30, 2006, an increase of 72.7 percent from $63.7 million at September 30, 2005. Junior subordinated and subordinated debt increased $51 million from one year ago, due to a combination of debt issuances and debt acquired through mergers. Fed funds sold totaled $104 million at September 30, 2006, down 49.1 percent from $204 million one year earlier.

    Stockholders' equity increased $155 million from September 30, 2005 to $393 million at September 30, 2006, due primarily to the issuance of 3.4 million shares in connection with the Intermountain acquisition on March 31, 2006 and the private placement of 0.3 million shares to local investors in connection with the formation of Alta Alliance Bank. At September 30, 2006 tangible common equity was 6.4 percent of tangible assets and total risk-based capital was 11.1 percent of risk-weighted assets.

    Total assets increased 45.8 percent to $4.00 billion at September 30, 2006 from $2.75 billion at September 30, 2005. Of this growth, $412 million was organic, while $845 million represents the June 30, 2006 assets acquired through the Bank of Nevada and Intermountain mergers on April 28, 2006 and March 31, 2006, respectively.

    Operating Unit Highlights

    Bank of Nevada reported loan growth of $95 million during the third quarter 2006 and $1.00 billion during the last 12 months to $2.00 billion at September 30, 2006. Deposits decreased $18 million and increased $717 million to $2.30 billion during the same periods, respectively. The deposit changes are net of reductions in non-interest bearing title company deposits of $41 million and $71 million for the three and twelve month periods ending September 30, 2006, respectively. Loans and deposits acquired through mergers by Bank of Nevada during the second quarter 2006 were $642 million and $606 million, respectively. Net income at Bank of Nevada was $10.9 million during the third quarter 2006 compared with $10.2 million during the second quarter 2006 and $6.8 million for the same period one year ago.

    Alliance Bank of Arizona reported loan growth of $41 million during the third quarter 2006 and $177 million during the last 12 months to $535 million. Deposits decreased $22 million and increased $12 million to $472 million during the same periods, respectively. The deposit changes are net of reductions in non-interest bearing title company deposits of $29 million and $83 million for the three and twelve month periods ending September 30, 2006, respectively. Net income at Alliance Bank of Arizona was $1.3 million during the third quarter 2006 compared with $1.2 million during the second quarter 2006 and $0.9 million for the same period one year ago.

    Torrey Pines Bank reported loan growth of $20 million during the third quarter 2006 and $145 million during the last 12 months to $402 million. Deposits increased $99 million and $182 million to $497 million during the same periods, respectively. The deposit increases are net of reductions in non-interest bearing title company deposits of $23 million and $28 million for the three and twelve month periods ending September 30, 2006, respectively. Net income at Torrey Pines Bank was $1.3 million during the third quarter 2006 compared with $1.2 million during the second quarter 2006 and $0.8 million during the third quarter 2005.

    Assets under management at Miller/Russell and Associates were $1.35 billion at September 30, 2006, up 22.7 percent from $1.10 billion at September 30, 2005. At Premier Trust, assets under management increased 29.5 percent from $132 million to $171 million from September 30, 2005 to September 30, 2006. Total trust assets increased 47.5 percent from $236 million to $348 million for the same period.

    Attached to this press release is summarized financial information for the quarter ended September 30, 2006.

    Conference Call

    Western Alliance Bancorporation will host a conference call to discuss its third quarter 2006 financial results at noon ET on Wednesday, October 18, 2006. Participants may access the call by dialing 800-289-0726, using the pass code 4917066. The call will be recorded and made available for replay after 5:00 p.m. ET October 18 until 11 p.m. ET October 25 by dialing 888-203-1112 using the pass code 4917066.

    Cautionary Note Regarding Forward-Looking Statements

    This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management's estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management's estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

    We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

    About Western Alliance Bancorporation

    Western Alliance Bancorporation is the parent company of Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.



           Western Alliance Bancorporation and Subsidiaries
                 Summary Consolidated Financial Data
                              Unaudited
                                         At or for the three months
                                              ended September 30,
                                           2006      2005    Change %
----------------------------------------------------------------------


Selected Balance Sheet Data:
($ in millions)
Total assets                             $4,002.8  $2,745.0    45.8 %

Gross loans, including net deferred
 fees                                     2,919.6   1,617.5    80.5
Securities                                  554.1     713.1   -22.3
Federal funds sold                          103.8     204.0   -49.1
Deposits                                  3,250.3   2,347.5    38.5
Borrowings                                  259.2     119.5   116.9

Junior sub. and subordinated debt            81.9      30.9   165.0
Stockholders' equity                        393.3     238.2    65.1


Selected Income Statement Data:
($ in thousands)
Interest income                           $64,344   $35,700    80.2 %
Interest expense                           25,068     8,369   199.5
                                         --------- ---------
Net interest income                        39,276    27,331    43.7

Provision for loans losses                    953     1,283   -25.7
                                         --------- ---------

Net interest income after provision
 for loan losses                           38,323    26,048    47.1
Non-interest income                         4,631     3,233    43.2
Non-interest expense                       25,057    17,274    45.1
                                         --------- ---------

Income before income taxes                 17,897    12,007    49.1
Income tax expense                          6,330     4,258    48.7
                                         --------- ---------
Net Income                                $11,567    $7,749    49.3
                                         ========= =========

Common Share Data:
Net income per share:
   Basic                                    $0.44     $0.34    29.4
   Diluted                                   0.40      0.31    29.0

Book value per share                        14.58     10.45    39.5

Tangible book value per share                9.10     10.22   -11.0
Average shares outstanding (in
 thousands):
   Basic                                   26,471    22,733    16.4
   Diluted                                 29,152    25,082    16.2

Common shares outstanding                  26,977    22,793    18.4

      Western Alliance Bancorporation and Subsidiaries Summary
               Consolidated Financial Data (continued)
                              Unaudited
                                          At or for the three months
                                             ended September 30,
                                           2006      2005    Change %
----------------------------------------------------------------------

Selected Performance Ratios:

Return on average assets (1)                 1.16 %    1.17 %  -0.9 %

Return on average stockholders'
 equity (1)                                 12.09     12.80    -5.5
Return on average tangible
 stockholders' equity (1)                   18.30     13.08    39.9

Net interest margin (1)                      4.42      4.44    -0.5

Net interest spread                          3.28      3.52    -6.8
Efficiency ratio                            57.07     56.52     1.0

Loan to deposit ratio                       89.83     68.90    30.4

Capital Ratios:

Tangible Common Equity                        6.4 %     8.5 % -24.7
Leverage ratio                                6.8      10.3   -34.0

Tier 1 Risk Based Capital                     7.7      13.6   -43.4

Total Risk Based Capital                     11.1      14.6   -24.0

Asset Quality Ratios:

Net charge-offs to average loans
 outstanding (1)                             0.06 %    0.03 % 100.0


Non-accrual loans to gross loans             0.02      0.01   100.0


Non-accrual loans to total assets            0.02      0.01   100.0


Loans past due 90 days and still
 accruing to total loans                     0.00      0.15  -100.0

Allowance for loan losses to gross
 loans                                       1.13      1.19    -5.0



                                          greater   greater
Allowance for loan losses to non-          than 10   than 10
 accrual loans                             times     times

=====================================
(1) Annualized for the three and nine-month periods ended September 30, 2006 and 2005.

           Western Alliance Bancorporation and Subsidiaries
                 Summary Consolidated Financial Data
                              Unaudited
                                           For the nine months ended
                                                  September 30,
                                             2006     2005    Change %
-----------------------------------------  ---------------------------


Selected Balance Sheet Data:
($ in millions)
Total assets


Gross loans, including net deferred fees
Securities
Federal funds sold
Deposits
Borrowings

Junior sub. and subordinated debt
Stockholders' equity


Selected Income Statement Data:
($ in thousands)
Interest income                            $165,922  $95,935    73.0 %
Interest expense                             57,709   22,208   159.9
                                           --------- --------
Net interest income                         108,213   73,727    46.8

Provision for loans losses                    3,951    4,217    -6.3
                                           --------- --------

Net interest income after provision for
 loan losses                                104,262   69,510    50.0
Non-interest income                          12,610    8,735    44.4
Non-interest expense                         69,147   47,814    44.6
                                           --------- --------

Income before income taxes                   47,725   30,431    56.8
Income tax expense                           16,843   10,808    55.8
                                           --------- --------
Net Income                                  $30,882  $19,623    57.4
                                           ========= ========

Common Share Data:
Net income per share:
   Basic                                      $1.21    $0.99    22.2
   Diluted                                     1.11     0.90    23.3

Book value per share

Tangible book value per share
Average shares outstanding (in
 thousands):
   Basic                                     25,216   19,842    27.1
   Diluted                                   27,830   21,857    27.3

Common shares outstanding

      Western Alliance Bancorporation and Subsidiaries Summary
               Consolidated Financial Data (continued)
                              Unaudited
                                               For the nine months
                                               ended September 30,
                                             2006     2005    Change %
-----------------------------------------  ---------------------------

Selected Performance Ratios:

Return on average assets (1)                   1.17 %   1.09 %   7.3 %

Return on average stockholders' equity
 (1)                                          12.48    14.82   -15.8
Return on average tangible stockholders'
 equity (1)                                   15.66    15.27     2.6

Net interest margin (1)                        4.56     4.40     3.6

Net interest spread                            3.45     3.59    -3.9
Efficiency ratio                              57.23    57.98    -1.3

Loan to deposit ratio

Capital Ratios:

Tangible Common Equity
Leverage ratio

Tier 1 Risk Based Capital

Total Risk Based Capital

Asset Quality Ratios:

Net charge-offs to average loans
 outstanding (1)                               0.05 %   0.02 % 133.5


Non-accrual loans to gross loans


Non-accrual loans to total assets


Loans past due 90 days and still accruing to total loans


Allowance for loan losses to gross loans


Allowance for loan losses to non-accrual loans

=========================================
(1) Annualized for the three and nine-month periods ended
 September 30, 2006 and 2005.



Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Income
Unaudited                        Three Months Ended  Nine Months Ended
                                     September 30,     September 30,
(in thousands, except per share data)
                                    2006      2005     2006    2005
----------------------------------------------------------------------
Interest income on:
  Loans, including fees              $57,508 $27,343 $144,266 $71,266
  Securities                           6,541   7,489   20,459  22,750
  Federal funds sold and other
                                         295     868    1,197   1,919
                                 -------------------------------------
     Total interest income            64,344  35,700  165,922  95,935
                                 -------------------------------------
Interest expense on:
  Deposits                            18,987   6,767   44,328  17,124
  Borrowings                           4,487   1,056   10,082   3,564
  Junior subordinated and
   subordinated debt                   1,594     546    3,299   1,520
                                 -------------------------------------
     Total interest expense           25,068   8,369   57,709  22,208
                                 -------------------------------------
     Net interest income              39,276  27,331  108,213  73,727
Provision for loan losses                953   1,283    3,951   4,217


                                 -------------------------------------
     Net interest income after
      provision for loan losses       38,323  26,048  104,262  69,510
                                 -------------------------------------
Other income:
  Trust and investment advisory
   services                            1,897   1,448    5,335   4,108
  Service charges                        918     662    2,454   1,858
  Bank owned life ins.                   641     463    1,862   1,045
  Other                                1,175     660    2,959   1,724
                                 -------------------------------------
                                       4,631   3,233   12,610   8,735
                                 -------------------------------------
Other expense:
  Compensation                        14,243   9,541   39,352  27,049
  Occupancy                            3,556   2,619    9,146   7,314
  Customer service                     1,817   1,257    5,029   2,930
  Organizational costs                   426       -      854       -
  Other                                5,015   3,857   14,766  10,521
                                 -------------------------------------
                                      25,057  17,274   69,147  47,814
                                 -------------------------------------


     Income before income taxes       17,897  12,007   47,725  30,431

Income tax expense                     6,330   4,258   16,843  10,808
                                 -------------------------------------

     Net income                      $11,567  $7,749  $30,882 $19,623
                                 =====================================

Earnings per share:
  Basic                                $0.44   $0.34    $1.21   $0.99
                                 =====================================
  Diluted                              $0.40   $0.31    $1.11   $0.90
                                 =====================================



Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited
                                          Quarter ended
                            ------------------------------------------

($ in thousands, except per Sep. 30, Jun. 30,Mar. 31,Dec. 31,Sep. 30,
 share data)                  2006     2006    2006    2005    2005
----------------------------------------------------------------------
Interest income on:
  Loans, including fees      $57,508 $52,004 $34,754 $31,215  $27,343
  Securities                   6,541   6,759   7,159   7,285    7,489
  Federal funds sold and
   other                         295     619     283     475      868
                            ------------------------------------------
     Total interest income    64,344  59,382  42,196  38,975   35,700
                            ------------------------------------------
Interest expense on:
  Deposits                    18,987  15,417   9,924   8,422    6,767
  Borrowings                   4,487   3,284   2,311   1,345    1,056
  Junior subordinated &
   subordinated debt           1,594   1,138     567     593      546
                            ------------------------------------------
     Total interest expense   25,068  19,839  12,802  10,360    8,369
                            ------------------------------------------
     Net interest income      39,276  39,543  29,394  28,615   27,331
Provision for loan losses        953   2,456     542   1,962    1,283


                            ------------------------------------------
     Net interest income
      after provision for
      loan losses             38,323  37,087  28,852  26,653   26,048
                            ------------------------------------------
Other income:
  Trust and other fees         1,897   1,862   1,576   1,591    1,448
  Service charges                918     867     669     637      662
  Bank owned life ins.           641     609     612     619      463
  Other                        1,175   1,144     640     556      660
                            ------------------------------------------
                               4,631   4,482   3,497   3,403    3,233
                            ------------------------------------------
Other expense:
  Compensation                14,243  13,532  11,577   9,767    9,541
  Occupancy                    3,556   3,140   2,450   2,619    2,619
  Customer service             1,817   1,963   1,249     790    1,257
  Organizational costs           426     428       -       -        -
  Other                        5,015   5,507   4,244   3,874    3,857
                            ------------------------------------------
                              25,057  24,570  19,520  17,050   17,274
                            ------------------------------------------
Income before income taxes
                              17,897  16,999  12,829  13,006   12,007

Income tax expense             6,330   6,122   4,391   4,564    4,258
                            ------------------------------------------

      Net income             $11,567 $10,877  $8,438  $8,442   $7,749
                            ==========================================

Earnings per share:
  Basic                        $0.44   $0.41   $0.37   $0.37    $0.34
                            ==========================================
  Diluted                      $0.40   $0.38   $0.33   $0.34    $0.31
                            ==========================================



Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
                         Sep. 30, Jun. 30, Mar. 31, Dec. 31, Sep. 30,
($ in millions)            2006     2006     2006     2005   2005
----------------------------------------------------------------------
Assets

Cash and due from banks    $103.3   $137.5   $141.7   $111.2    $90.6
Federal funds sold          103.8     86.8    221.6     63.2    204.0

                         ---------------------------------------------
     Cash and cash
      equivalents           207.1    224.3    363.3    174.4    294.6
                         ---------------------------------------------

Securities                  554.1    587.0    624.9    748.5    713.1
Gross loans, including
 net deferred loan fees:
   Construction             768.7    769.2    631.0    432.7    397.0
   Real estate:
    Commercial            1,168.8  1,061.0    886.2    727.2    655.0
    Residential             385.4    350.6    315.9    272.9    239.5
   Commercial               574.2    568.8    501.6    342.5    307.0
   Consumer                  26.1     26.7     23.3     20.4     21.1
   Net deferred fees         (3.6)    (3.7)    (3.8)    (2.3)    (2.1)
                         ---------------------------------------------
                          2,919.6  2,772.6  2,354.2  1,793.4  1,617.5


Less: Allowance for loan
 losses                     (33.1)   (32.2)   (27.7)   (21.2)   (19.3)
                         ---------------------------------------------
     Loans, net           2,886.5  2,740.4  2,326.5  1,772.2  1,598.2
                         ---------------------------------------------
Premises and equipment,
 net                         90.3     82.7     71.9     58.4     36.9

Bank owned life insurance    56.3     55.6     52.4     51.8     51.2
Goodwill and other
 intangibles                147.7    145.3     92.0      5.2      5.2
Other assets                 60.8     54.3     49.1     46.8     45.8
                         ---------------------------------------------
     Total assets        $4,002.8 $3,889.6 $3,580.1 $2,857.3 $2,745.0
                         =============================================

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets (continued)

                         Jun. 30, Jun. 30, Mar. 31, Dec. 31, Sep. 30,
($ in millions)            2006     2006     2006     2005     2005
----------------------------------------------------------------------
Liabilities and Stockholders'
 Equity
Liabilities

  Non-interest bearing
   demand deposits       $1,058.7 $1,188.8 $1,186.6   $980.0 $1,048.2
  Interest bearing
   deposits:
    Demand                  249.3    261.4    240.6    122.3    107.7
    Savings and money
     market               1,403.6  1,231.2  1,086.3    949.6    893.7

    Time, $100 and over     460.4    429.2    380.9    316.2    275.3
    Other time               78.3     87.8     63.0     25.8     22.6
                         ---------------------------------------------
                          3,250.3  3,198.4  2,957.4  2,393.9  2,347.5


    Customer repurchase
     agreements             149.2    138.5     90.4     78.2     55.8
    Borrowings              110.0     88.1    108.6     80.5     63.7
    Junior subordinated
     and subordinated
     debt                    81.9     81.9     41.2     30.9     30.9



    Accrued interest
     payable and other
     liabilities             18.1     15.6     26.2     29.6      8.9
                         ---------------------------------------------
     Total liabilities    3,609.5  3,522.5  3,223.8  2,613.1  2,506.8
                         ---------------------------------------------
Stockholders' Equity
Common stock and
 additional paid-in
 capital                    285.6    274.6    271.9    167.6    167.6
Retained earnings           117.2    105.6     94.7     86.3     77.7


Accumulated other
 comprehensive loss          (9.5)   (13.1)   (10.3)    (9.7)    (7.1)
                         ---------------------------------------------


     Total stockholders'
      equity                393.3    367.1    356.3    244.2    238.2
                         ---------------------------------------------



     Total liabilities
      and stockholders'
      equity             $4,002.8 $3,889.6 $3,580.1 $2,857.3 $2,745.0
                         =============================================



Western Alliance Bancorporation and
 Subsidiaries

Condensed Consolidated Statement
 of Changes in Stockholders'
 Equity
Unaudited                             9 Months Ended    9 Months Ended
                                         Sep. 30,          Sep. 30,
                                           2006              2005

                                     Shares
(in thousands)                     Outstanding  Amount      Amount
----------------------------------------------------------------------
Balance, beginning of period            22,810 $244,223      $133,571
Net income                                   -   30,882        19,623
Other comprehensive income (loss),
 net of tax:
     Net unrealized holding gains
      (losses) on securities
      available for sale                     -      151        (2,046)
Common stock issued through
 offering                                  264    9,103        85,063
Common stock and options issued in
 acquisition                             3,390  104,688             -
Common stock issued to WAL 401k
 Plan                                       11      392             -
Stock options exercised                    223    1,653         1,176
Stock warrants exercised                    55      416           806
Restricted and other stock
 granted, net                              224      113             -
Stock-based compensation expense             -    1,727            60
                                  ------------------------------------
Balance, end of period                  26,977 $393,348      $238,253
                                  ====================================



Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited
                                           Quarter Ended

                              Sep. 30,Jun. 30,Mar. 31,Dec. 31,Sep. 30,
(in thousands)                  2006    2006    2006    2005    2005
----------------------------------------------------------------------

Balance, beginning of period
                              $32,158 $27,689 $21,192 $19,288 $18,118
Acquisitions                      403   2,488   5,877       -       -
Provisions charged to
 operating expenses               953   2,456     542   1,962   1,283
Recoveries of loans
 previously charged-off:
     Construction and land
      development                   -       -       -       -       -
     Commercial real estate         -       -       -       -       -
     Residential real estate        -       -       5       -       -
     Commercial and
      industrial                   16      99     128       8       7
     Consumer                       5      21      30      16       6
                              ----------------------------------------
          Total recoveries         21     120     163      24      13
Loans charged-off:
     Construction and land
      development                   -       -       -       -       -
     Commercial real estate         -       -       -       -       -
     Residential real estate        -       -       -       -       -
     Commercial and
      industrial                  398     594      83      13       -
     Consumer                      27       1       2      69     126
                              ----------------------------------------
          Total charged-off       425     595      85      82     126
Net charge-offs (recoveries)      404     475     (78)     58     113
                              ----------------------------------------
Balance, end of period        $33,110 $32,158 $27,689 $21,192 $19,288
                              ========================================

Net charge-offs (recoveries)
 (annualized) to average
 loans outstanding               0.06%   0.07%  -0.02%   0.01%   0.03%
Allowance for loan losses to
 gross loans                     1.13    1.16    1.18    1.18    1.19
Non-accrual loans                $604     $20     $29    $107    $175
Other impaired loans            1,351       -       -       -       -
Loans past due 90 days,
still accruing                     18     213     394      34   2,503



Western Alliance Bancorporation and Subsidiaries

Average Balances, Yields and Rates Paid
Unaudited
                           Three Months Ended September 30,
                           2006                       2005
----------------------------------------------------------------------

                                    Average                    Average
                 Average             Yield/  Average            Yield/
                  Balance  Interest   Cost    Balance Interest   Cost
Earning Assets      in       in                in       in
                  millions thousands         millions thousands
Securities         $577.7    $6,280   4.33%   $743.7    $7,354   3.95%
Federal funds
 sold                19.0       295   6.16%    100.6       868   3.42%
Loans             2,914.7    57,508   7.83%  1,588.6    27,343   6.83%
FHLB stock           17.2       261   6.02%     13.1       135   4.09%
                 -------------------------- --------------------------
Total earnings
 assets           3,528.6    64,344   7.24%  2,446.0    35,700   5.80%
Non-earning
 Assets
Cash and due
 from banks         109.7                       78.0
Allowance for
 loan losses        (32.6)                     (18.6)
Bank-owned life
 insurance           55.8                       40.2
Other assets        288.5                       75.9
                 ---------                  ---------
Total assets     $3,950.0                   $2,621.5
                 =========                  =========
Interest Bearing
 Liabilities
Sources of Funds
Interest-bearing
 deposits:
Interest
 checking          $255.1     1,747   2.72%   $113.0       148   0.52%
Savings and
 money market     1,277.3    11,492   3.57%    854.8     4,397   2.04%
Time deposits       518.3     5,748   4.40%    299.9     2,222   2.94%
                 -------------------------- --------------------------
                  2,050.7    18,987   3.67%  1,267.7     6,767   2.12%
Borrowings          382.6     4,487   4.65%    160.9     1,056   2.60%
Junior
 subordinated &
 sub. debt           81.9     1,594   7.72%     30.9       546   7.01%
                 -------------------------- --------------------------
Total interest-
 bearing
 liabilities      2,515.2    25,068   3.95%  1,459.5     8,369   2.27%
Non-interest
 Bearing
Noninterest-
 bearing demand
 deposits         1,027.4                      910.2
Other
 liabilities         27.9                       11.6
Stockholders'
 equity             379.5                      240.2
Total
 liabilities and
 stockholders'   ---------                  ---------
 equity          $3,950.0                   $2,621.5
                 =========                  =========
Net interest
 income and
 margin                     $39,276   4.42%            $27,331   4.44%
                          ==========                 ==========
Net interest
 spread                               3.28%                      3.52%



Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited
                                                   Alliance   Torrey -
                                            Bank      Bank    Pines
($ in millions)                          of Nevada of Arizona  Bank
----------------------------------------------------------------------
At Sep. 30, 2006:
  Assets                                  $2,847.4    $646.2  $598.9

  Gross loans and deferred fees            2,002.7     535.4   401.5


  Less: Allowance for loan losses            (22.7)     (6.0)   (4.4)
                                         -----------------------------
  Net loans                                1,980.0     529.4   397.1
                                         -----------------------------
  Deposits                                 2,303.1     472.1   497.0

  Stockholders' equity                       333.6      49.8    38.1

No. of branches                                 15         8       6
No. of FTE                                     470       130     105

(in thousands)

Three Months Ended Sep. 30, 2006:
  Net interest income                      $28,540    $6,110  $5,864
  Provision for loan losses                    680       (99)    372
  Net interest income after provision
  for loan losses                           27,860     6,209   5,492
  Noninterest income                         2,129       608     422
  Noninterest expense                      (13,722)   (4,784) (3,841)
  Income (loss) before income taxes         16,267     2,033   2,073
  Income tax expense (benefit)               5,398       720     808
  Net income (loss)                        $10,869    $1,313  $1,265
                                         =============================

(in thousands)
Nine Months Ended Sep. 30, 2006:
  Net interest income                      $75,897   $18,288 $16,392
  Provision for loan losses                  2,394       583     974
  Net interest income after provision
  for loan losses                           73,503    17,705  15,418
  Noninterest income                         5,619     1,639   1,097
  Noninterest expense                      (36,880)  (14,019)(10,627)
  Income (loss) before income taxes         42,242     5,325   5,888
  Income tax expense (benefit)              14,172     2,004   2,370
  Net income (loss)                        $28,070    $3,321  $3,518
                                         =============================

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
                                                    Alliance  Torrey
                                            Bank      Bank    Pines
($ in millions)                          of Nevada of Arizona  Bank
----------------------------------------------------------------------
At Sept. 30, 2005:
  Assets                                  $1,815.7    $514.1  $357.3
  Gross loans and deferred fees            1,002.7     358.5   256.3
  Less: Allowance for loan losses            (11.5)     (4.8)   (3.0)
  Net loans                                  991.2     353.7   253.3
                                         -----------------------------
  Deposits                                 1,586.5     460.1   315.1
  Stockholders' equity                       122.7      43.1    32.7

No. of branches                                  5         5       3
No. of FTE                                     297       116      72

(in thousands)
Three Months Ended
Sept. 30, 2005:
  Net interest income                      $18,414    $5,128  $3,929
  Provision for loan losses                    375       515     393
  Net interest income after provision
  for loan losses                           18,039     4,613   3,536
  Noninterest income                         1,375       454     213
  Noninterest expense                       (9,345)   (3,707) (2,465)
  Income (loss) before income taxes         10,069     1,360   1,284
  Income tax expense (benefit)               3,227       483     517
  Net income (loss)                         $6,842      $877    $767
                                         =============================

(in thousands)
Nine Months Ended Sept. 30, 2005:
  Net interest income                      $51,208   $13,469 $10,114
  Provision for loan losses                  1,817     1,417     983
  Net interest income after provision
  for loan losses                           49,391    12,052   9,131
  Noninterest income                         3,830       983     488
  Noninterest expense                      (26,098)   (9,603) (7,282)
  Income (loss) before income taxes         27,123     3,432   2,337
  Income tax expense (benefit)               8,997     1,312     940
  Net income (loss)                        $18,126    $2,120  $1,397
                                         =============================

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited                                           Inter-
                                         -         segment   Consoli-
                                                    Elimi-    dated
($ in millions)                            Other   nations    Company
----------------------------------------------------------------------
At Sep. 30, 2006:
  Assets                                   $464.8   $(554.5) $4,002.8

  Gross loans and deferred fees                 -     (20.0) $2,919.6

  Less: Allowance for loan losses               -         -     (33.1)
                                         -----------------------------
  Net loans                                     -     (20.0)  2,886.5
                                         -----------------------------
  Deposits                                      -     (21.9)  3,250.3

  Stockholders' equity                      400.7    (428.9)    393.3

No. of branches                                 -         -        29
No. of FTE                                     58         -       763

(in thousands)

Three Months Ended Sep. 30, 2006:
  Net interest income                     $(1,239)       $1   $39,276
  Provision for loan losses                     -         -       953
  Net interest income after provision
  for loan losses                          (1,239)        1    38,323
  Noninterest income                       15,344   (13,872)    4,631
  Noninterest expense                      (3,164)      454   (25,057)
  Income (loss) before income taxes        10,941   (13,417)   17,897
  Income tax expense (benefit)               (596)        -     6,330
  Net income (loss)                       $11,537  $(13,417)  $11,567
                                         =============================

(in thousands)
Nine Months Ended Sep. 30, 2006:
  Net interest income                     $(2,367)       $3  $108,213
  Provision for loan losses                     -         -     3,951
  Net interest income after provision
  for loan losses                          (2,367)        3   104,262
  Noninterest income                       40,441   (36,186)   12,610
  Noninterest expense                      (8,737)    1,116   (69,147)
  Income (loss) before income taxes        29,337   (35,067)   47,725
  Income tax expense (benefit)             (1,703)        -    16,843
  Net income (loss)                       $31,040  $(35,067)  $30,882
                                         =============================

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
                                                    Inter-
                                                   segment   Consoli-
                                                    Elimi-    dated
($ in millions)                            Other   nations   Company
----------------------------------------------------------------------
At Sept. 30, 2005:
  Assets                                   $278.0   $(220.1) $2,745.0
  Gross loans and deferred fees                 -         -   1,617.5
  Less: Allowance for loan losses               -         -     (19.3)
  Net loans                                     -         -   1,598.2
                                         -----------------------------
  Deposits                                      -     (14.2)  2,347.5
  Stockholders' equity                      245.3    (205.6)    238.2

No. of branches                                 -         -        13
No. of FTE                                     37         -       522

(in thousands)
Three Months Ended
Sept. 30, 2005:
  Net interest income                       $(122)     $(18)  $27,331
  Provision for loan losses                     -         -     1,283
  Net interest income after provision
  for loan losses                            (122)      (18)   26,048
  Noninterest income                        9,929    (8,738)    3,233
  Noninterest expense                      (2,035)      278   (17,274)
  Income (loss) before income taxes         7,772    (8,478)   12,007
  Income tax expense (benefit)                 31         -     4,258
  Net income (loss)                        $7,741   $(8,478)   $7,749
                                         =============================

(in thousands)
Nine Months Ended Sept. 30, 2005:
  Net interest income                     $(1,046)     $(18)  $73,727
  Provision for loan losses                     -         -     4,217
  Net interest income after provision
  for loan losses                          (1,046)      (18)   69,510
  Noninterest income                       25,826   (22,392)    8,735
  Noninterest expense                      (5,563)      732   (47,814)
  Income (loss) before income taxes        19,217   (21,678)   30,431
  Income tax expense (benefit)               (441)        -    10,808
  Net income (loss)                       $19,658  $(21,678)  $19,623
                                         =============================



    CONTACT: Western Alliance Bancorporation, Las Vegas
             Robert Sarver, 602-952-5445 (Media)
             Dale Gibbons, 702-248-4200 (Investor)